                           SUBSIDIARIES OF ADVO, INC.
                            As of September 30, 2000


                                                                             PERCENT OF VOTING
        STATE  OF                                                            SECURITIES OWNED AS
      INCORPORATION             NAME OF SUBSIDIARY                          OF SEPTEMBER 30, 2000
      -------------             ------------------                          ---------------------
          Delaware              ADVO Investment Company, Inc.                        100
          Delaware              Value Fair, Inc.                                     100
          Delaware              MBV, Inc.                                            100
          Delaware              Stighen, Inc. (formerly Marketing Force, Inc.)       100 (1)
          Delaware              MailCoups, Inc.                                      100
          Delaware              Coupon Distributors, Inc.                            100 (2)
          Delaware              ShopWise.com, Inc.                                   100
          North Carolina        Netserts.com, LLC                                     51 (3)
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(1) Owned by ADVO Investment Company, Inc.
(2) Coupon Distributors is a wholly owned subsidiary of MailCoups, Inc.
(3) ShopWise.com, Inc. owns 51% of Netsets.com, LLC.